Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Elastic N.V. of our report dated June 28, 2019 relating to the financial statements, which appears in Elastic N.V.’s Annual Report on Form 10-K for the year ended April 30, 2019.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 10, 2019